UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 1, 2005

WAKO LOGISTICS GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	333-113564	20-0262555
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

200 Howard Avenue
Suite 232
Des Plaines, Illinois 60018
(Address of Principal Executive Offices/Zip Code)

(847) 294-1600
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐ Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01 Entry Into a Material Definitive Agreement.

Effective October 1, 2005, Wako Logistics Group, Inc. (“Wako” or the “Company”) acquired all of the issued and outstanding shares of common stock of Asean Logistics, Inc., a California corporation (“ALI”) in exchange for 250,000 shares of Wako common stock (the “Transaction”) pursuant to the terms of an Agreement for the Purchase and Sale of Stock (the “Agreement”) between Wako and Mr. Henrik Melgaard Christensen (the “Seller”).

Pursuant to the terms of the Agreement, Wako issued to the Seller 250,000 restricted shares of Wako common stock, as consideration for all of the issued and outstanding shares of ALI common stock. Immediately prior to the Transaction, Wako had 20,466,000 shares of common stock issued and outstanding. No other consideration is called for under the terms of the Agreement, and there are no earn-out or other contingent payments to be made in respect of the Transaction. The shares of Wako common stock issued to Seller may not be sold for a period of 18 months following the effective date of the Transaction and have no registration rights.

Wako and Seller determined the amount of the consideration through arms-length negotiations. Wako gave due consideration to the benefit and importance of acquiring an established freight-forwarding business on the West Coast of the United States that offered the immediate capability to assist Wako to better serve the needs of its Asian and other international customers as well as to further Wako’s penetration of the US freight forwarding and logistics markets. In recognition of the foregoing, and after giving due regard to the financial and operating position of ALI, and the restrictions on the shares of Wako common stock issued to Seller, the parties agreed that a fair value for the Wako shares as well as for the ALI shares was $250,000.

The Seller is currently serving as a business consultant and advisor to Wako pursuant to the terms of a three year consulting agreement between Seller and Wako, effective August 1, 2005. In addition, as of the effective date of the Transaction, ALI was indebted to Mr. Christopher Wood, Wako’s majority shareholder and Chief Executive Officer, in the aggregate principal amount of approximately $72,000. Further, in contemplation of the Transaction, Seller contributed $209,000 to the capital of ALI in the form of a note payable owed by ALI to the Seller.

ALI is a non-asset based freight forwarding company and has been in the freight forwarding business for approximately six years. ALI provides freight-forwarding services to its customers who ship products primarily between Asia and the United States. Prior to and as of the effective date of the Transaction, Wako and ALI were parties to an agency agreement pursuant to which Wako and ALI agreed to jointly handle certain shipments of customers of both companies at both the port of loading and the port of destination. Under this agency arrangement, both Wako and ALI were obliged to perform their respective services at their own places of business and, in return, earn their respective service fees from the other party and either the shipper or the consignee.

The foregoing description of the Agreement is qualified in its entirety by the full text of the Agreement which is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

On October 6, 2005, Wako issued a press release announcing the Transaction. A copy of the press release is attached as Exhibit 99.2 to this Current Report.

Item 9.01 Financial Statements and Exhibits.

Set forth below is a list of Exhibits included as part of this Current Report.

Exhibit Number	Description
99.1	Agreement For The Purchase And Sale Of Stock
99.2	Press Release for Acquisition of Asean Logistics, Inc.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, statements with respect to the Company’s plans, objectives, expectations and intentions and other statements identified by words such as may, could, would, should, believes, expects, anticipates, estimates, intends, plans or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WAKO LOGISTICS GROUP, INC.

Date: October 6, 2005	By:	/s/ Christopher Wood
Christopher Wood
Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Agreement For The Purchase And Sale Of Stock
99.2	Press Release for Acquisition of Asean Logistics, Inc.